Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-221894 on Form S-3 of our report dated March 26, 2025, relating to the financial statements of Hines Global Income Trust, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Houston, Texas
March 26, 2025